UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Floor 30 Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On November 24, 2014, Atlantic Power Corporation (the “Company”) entered into an agreement (the “Agreement”) with Clinton Group, Inc. on behalf of itself and its affiliated funds, persons and entities, both current and future (collectively, “Clinton Group”).

Pursuant to the Agreement, the Board of Directors of the Company (the “Board”) has agreed, subject to certain limitations, to, among other things (i) (x) increase the size of the Board to seven directors and (y) concurrently with such increase, appoint Teresa M. Ressel (the “Clinton Nominee”) to the Board to serve until the 2015 annual meeting of shareholders of the Company (the “2015 Annual Meeting”); (ii) on or prior to December 19, 2014, appoint to the Board an additional individual (the “Additional Nominee” and, together with the Clinton Nominee, the “Nominees”) from a list of potential directors separately and mutually agreed upon prior to the execution of the Agreement by the Company and Clinton Group, to serve until the 2015 Annual Meeting; (iii) until the Standstill Termination Date (as defined below), not increase the size of the Board in excess of seven members and not decrease the size of the Board if such decrease would require the resignation of one or more Nominees, without the prior written consent of Clinton Group; provided, that the Board may increase the size of the Board in excess of seven members by one member to appoint any Chief Executive Officer of the Company appointed by the Board as a director of the Board; (iv) increase the size of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board (collectively, the “Board Committees”) by one director and appoint the Clinton Nominee to each of the Board Committees; (v) not increase the size of any Board Committee prior to the Standstill Termination Date without the prior written consent of Clinton Group (other than an increase by one additional director in order to appoint the Additional Nominee), which consent shall not be unreasonably withheld, conditioned or delayed; (vi) appoint the Clinton Nominee to any committee of the Board created during the period beginning on the date of the Agreement through the Standstill Termination Date (the “Standstill Period”) for the purpose of identifying and evaluating candidates to serve as Chief Executive Officer of the Company; (vii) appoint the Clinton Nominee to any special committee created during the Standstill Period for the evaluation of strategic alternatives; (viii) subject to the applicable Nominee’s compliance with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all Board members, (a) nominate each of the Nominees for election to the Board at the 2015 Annual Meeting, (b) recommend, and reflect such recommendation in the Company’s definitive proxy statement in connection with the 2015 Annual Meeting, that the shareholders of the Company vote to elect each of the Nominees as a director of the Company at such meeting for a term of office expiring at the 2016 annual meeting of shareholders of the Company and (c) solicit, obtain proxies in favor of and otherwise support the election of each of the Nominees at the 2015 Annual Meeting, in a manner no less favorable than the manner in which the Company supports other nominees for election at such meeting; and (ix) in the case of (v) through (vii) above, to promptly appoint a Substitute Nominee (as defined and further described below) to the committee seat vacated by the Clinton Nominee, to serve until the 2015 Annual Meeting.

In addition, during the Standstill Period, if the Clinton Nominee resigns as a director or otherwise refuses to or is unable to serve as a director for any reason, including as a result of death or disability, Clinton Group shall be entitled to designate a replacement director as a substitute director (the “Substitute Nominee”), subject to the reasonable approval of the Board and the Nominating and Corporate Governance Committee, and such Substitute Nominee shall be appointed to the Board to serve the unexpired term, if any, of such Clinton Nominee no later than 10 business days after the Nominating and Corporate Governance Committee’s approval of the Substitute Nominee.

The Agreement also imposes certain “standstill” restrictions on the Clinton Group during the Standstill Period.  Pursuant to such restrictions, Clinton Group shall not, and shall cause each of its Affiliates and Associates (each as defined in the Agreement), and Representatives under its control or direction (as defined in the Agreement), in each case directly or indirectly, not to, without the prior written consent of the majority of the Board, among other things:

•                  acquire beneficial ownership of Voting Securities (as defined below) representing in excess of 10% of any class of Voting Securities then outstanding;

•                  solicit proxies or written consents, become a participant in a solicitation or form, join or in any way participate in any group (other than a group comprised solely of Clinton Group and its Affiliates and

Associates) soliciting proxies or written consents in each case with respect to any Voting Securities in opposition to the recommendation or proposal of the Board with respect to certain matters;

•                  seek to call, or to request the calling of, a special meeting of the Company’s shareholders, or make a request for a list of the Company’s shareholders or for any books and records of the Company;

•                  make any “proposal” or encourage or assist any person in making any “proposal” under Section 167 of the Business Corporations Act (British Columbia);

•                  deposit any Voting Securities in any voting trust or subject any Voting Securities to any agreement with respect to the voting of any Voting Securities, subject to certain limitations;

•                  nominate persons for election to, or seek to remove any person from, the Board or propose any other business at any annual or special meeting of shareholders, or solicit written consents to take any action pursuant to the Company’s Articles of Continuance;

•                  directly or indirectly seek, initiate, join in, propose or make any public statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to any Extraordinary Transaction (as defined in the Agreement); and

•                  commence, encourage, support or join as a party any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers other than to enforce the provisions of the Agreement.

In addition, pursuant to the Agreement, so long as any Nominee is serving as a director of the Board and is included on the Company’s slate of directors nominated for election at the 2015 Annual Meeting or any special meeting of the Company’s shareholders that occurs during the Standstill Period, Clinton Group has agreed to instruct the holder of all Voting Securities owned of record or beneficially owned by it as of the meeting date to (i) support and vote for the election of the Company’s slate of directors and (ii) vote against (or withhold from voting) any nominees that are not nominated by the Board.

For purposes of the Agreement, “Voting Securities” means the Common Shares and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such Common Shares or other securities (whether or not subject to the passage of time or other contingencies).  In addition, for purposes of the Agreement, “Standstill Termination Date” means the earlier of (A) the date that is one year from the date of the Agreement or (B) 10 days after the Company receives notice from Clinton Group of a material breach by the Company of any obligation under the Agreement which has not been cured; provided, that if such material breach cannot be cured, the date on which the Company receives such notice.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

Pursuant to the Agreement, on November 24, 2014, the Board appointed Teresa M. Ressel as a director to the Board and as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board.

Ms. Ressel has 25 years of direct experience across highly regulated industries combined with significant experience at the board of director level.  She currently serves on the board of directors of ON Semiconductor.  Ms. Ressel brings senior corporate, investment banking and public sector experience, including having served in various executive roles for UBS Investment Bank, which she joined in 2004 as Chief Operating Officer of the Americas group and was, in 2007, also named Chief Executive Officer of UBS Securities LLC.  In these roles, Ms. Ressel managed a broad array of supervisory control, regulatory, compliance and logistics functions covering the Americas.  From 2001 until 2004, Ms. Ressel served in the U.S. Treasury Department.  She was confirmed by the U.S. Senate as Assistant Secretary for Management of the U.S. Department of the Treasury and designated, by Presidential directive, as the Chief Financial Officer of the department, where she served in both capacities.  Prior to the U.S. Treasury, Ms. Ressel previously held senior positions covering an array of risk management, compliance and regulatory management, program management, and corporate audit across Kaiser Permanente and Hewlett Packard.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 7.01.             Regulation FD Disclosure.

On November 25, 2014, the Company issued a press release, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement dated November 24, 2014, by and among Clinton Group and the Company.
99.1	Press Release of the Company, dated November 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: November 25, 2014	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement dated November 24, 2014, by and among Clinton Group and the Company.
99.1	Press Release of the Company, dated November 25, 2014.